Exhibit 3.135

ARTICLES OF ORGANIZATION State Form 49459 (R2 / 2-11) Approved by State Board of Accounts, 1999	CHARLES P. WHITE SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington Street, Room E018 Indianapolis, Indiana 46204 Telephone: (317) 232-5576

INSTRUCTIONS:

Use 8 1/2” x 11” white paper for attachments.

Present original and one (1) copy to the address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-18-2-4 FILING FEE: $90.00

ARTICLES OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of;

Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of Organization:

ARTICLE I - NAME AND PRINCIPAL OFFICE
Name of LLC (the name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”)
Principal Office: The address of the principal office of the LLC is: (optional)
Post office address	City	State	ZIP code

ARTICLE II - REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the LLC’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent
Address of Registered Office (street or building)	City	Indiana	ZIP code

ARTICLE III - DISSOLUTION

☐	The latest date upon which the LLC is to dissolve:
☐	The Limited Liability Company is perpetual until dissolution.

ARTICLE IV - MANAGEMENT

☐	The Limited Liability Company will be managed by its members.

☐	The Limited Liability Company will be managed by a manager or managers.
In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, this day of , .
Signature	Printed name
This instrument was prepared by: (name)
Address (number, street, city and state)	ZIP code